BY LAWS

OF

CK VINEYARDS INC

A California Corporation

ARTICLE I

OFFICES

Section 1. Principal Office. The Principal office for the transaction of business of the corporation is hereby fixed and located at 29345 Via Norte, Temecula, CA 92591-1834 The location may be changed by approval of a majority of the authorized Directors, and additional offices may be established and maintained at such other place or places, either within or without California, as the Board of Directors may from time to time designate.

Section 2. Other Offices. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

ARTICLE II

DIRECTORS - MANAGEMENT

Section 1. Responsibility of Board of Directors. Subject to the provisions of the General Corporation Law and to any limitations in the Articles of Incorporation of the corporation relating to action required to be approved by the Shareholders, as that term is defined in Section 153 of the California Corporations Code, or by the outstanding shares, as that term is defined in Section 152 of the California Corporations Code, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the corporation's day-to-day operation of the business to a management company or other person, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Section 2. Standard of Care. Each Director shall perform the duties of a Director, including the duties as a member of any committee of the Board in which the Director may

serve, in good faith, in a manner the Director believes to be in the best interest of the corporation, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances. See Cal. Corp. Code ' 309.

Section 3. **Exception for Close Corporations.** Notwithstanding the provisions of **Section 1**, in the event this corporation elects to become a close corporation as defined in California Corporation Code Section 1581, the Shareholders may enter into a Shareholders' Agreement as defined in California Corporation Code Section 186. The agreement may provide for the exercise of corporate powers and the management of the business and affairs of this corporation by the Shareholders; provided however, the agreement shall, to the extent and so long as the discretion of the powers of the Board in its management of corporate affairs is controlled by the agreement, impose upon each Shareholder who is a party thereto, liability for managerial acts performed or omitted by such person as imposed upon Directors under California Corporation Code Section 300(d). The Directors shall be relieved to that extent from the liability.

Section 4. **Number and Qualification of Directors.** The authorized number of Directors shall be **THREE (3)** until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this Bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, as provided in California Corporation Code Section 212.

Section 5. **Election of Directors' Term of Office.** Directors shall be elected at each annual meeting of the Shareholders to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 6. **Vacancies.** Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote of written consent of the Shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each Director so elected shall hold office until the next annual meeting of the Shareholders and until a successor has been elected and qualified.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in the

event of the death, resignation, or removal of any Director, or if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of Directors is increased, or if the Shareholders fail, at any meeting of Shareholders at which any Director or Directors are elected, to elect the number of Directors to be voted for at that meeting.

The Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director's term of office expires.

Section 7. Removal of Directors. The entire Board of Directors or any individual Director may be removed from office as provided by California Corporation Code Sections 302, 303, and 304. In such a case, the remaining Board members may elect a successor Director to fill the vacancy for the remaining unexpired term of the Director so removed.

Section 8. Notice, Place, and Manner of Meetings. Meetings of the Board of Directors may be called by the Chairman of the Board, or any member of the Board Directors and shall be held at the principal executive office of the corporation, unless some other place is designated in the notice of the meeting. Members of the Board may participate in a meeting through use of a conference telephone or similar communication equipment so long as all members participating in the meeting can hear one another. However, accurate minutes of any meeting of the Board of any committee shall be maintained as required by Section 1500 of the California Corporation Code by the Secretary or other Officer designated for that purpose.

Section 9. Organization Meetings. The organization meetings of the Board of Directors shall be held immediately following the adjournment of the annual meeting of the Shareholders.

Section 10. Other Regular Meetings. Regular meetings of the Board of Directors shall be held at the corporate offices, or such other places as may be designated by the Board of Directors, as follows:

Time of Regular Meeting: 10:00 a.m.

Date of Regular Meeting: December 3

If the day shall fall upon a holiday, the meeting shall be held on the next succeeding business day thereafter. No notice need be given of the regular meetings.

Section 11. **Special Meetings - Notices - Waivers.** Special meetings of the Board may be called at any time by the Chairman or, if he or she is absent or unable or refuses to act, by any member of the Board.

At least forty-eight (48) hours notice of the time and place of special meetings shall be delivered personally to the Directors or personally communicated to them by a corporate Officer by telephone or telegraph. If the notice is sent to a Director by letter, it shall be addressed to him or her at his or her address as it is shown on the corporate records or if not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case the notice is mailed, it shall be deposited in the United States mail, postage prepaid, in the place in which the principal executive office of the corporation is located at least four (4) days prior to the time of the holding of the meeting. The mailing, telegraphing, telephoning or delivery as above provided shall be due, legal, and personal notice of the Directors' meeting.

When all of the Directors are present at any Directors' meeting (however called or noticed), and either (i) sign a written consent thereto on the records of the meeting, or, (ii) if a majority of the Directors are present and if those not present sign a waiver of notice of the meeting or a consent to holding the meeting or an approval of the minutes thereof, whether prior to or after the holding of the meeting, the waiver, consent or approval shall be filed with the Secretary of the corporation , or, (iii) if a Director attends a meeting without notice but without protesting, prior thereto or at its commencement the lack of notice, then the transaction thereof are as valid as if had at a meeting regularly called and noticed.

Section 12. **Sole Director Provided by Articles of Incorporation or Bylaws.** In the event only one (1) Director is required by the Bylaws or Articles of Incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the Directors shall be deemed to refer to the notice, waiver, etc., by the sole Director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to a Board of Directors.

Section 13. **Directors Action by Unanimous Written Consent.** Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, if authorized by a writing signed individually or collectively by all members of the Board. The consent shall be filed with the regular minutes of the Board.

Section 14. **Quorum.** A majority of the number of Directors as fixed by the Articles of Incorporation or Bylaws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the Directors present, at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a majority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by a majority of the required quorum of the meeting.

Section 15. **Notice of Adjournment.** Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned and held within twenty-four (24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all Directors not present at the time of the adjournment.

Section 16. **Compensation of Directors.** Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be constructed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefore.

Section 17. **Committees.** Committees of the Board may be appointed by resolution passed by a majority of the whole Board. Committees shall be composed of two (2) or more members of the Board, and shall have the powers of the Board as may be expressly delegated to it by resolution of the Board of Directors, except those powers expressly made non-delegable by California Corporation Code Section 311.

Section 18. **Advisory Directors.** The Board of Directors from time to time may elect one or more persons to be Advisory Directors who shall not by the appointment be members of the Board of Directors. Advisory Directors shall be available from time to time

to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title shall be held at the pleasure of the Board.

Section 19. **Resignations.** Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specified a later time for the effectiveness of the resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

ARTICLE III

OFFICERS

Section 1. **Officers.** The Officers of the corporation shall be a President, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other Officers as may be appointed in accordance with the provisions of **Section 3** of this **Article III.** Any number of offices may be held by the same person.

Section 2. **Election.** The Officers of the corporation, except such Officers as may be appointed in accordance with the provisions of **Section 3** or **Section 5** of this **Article III**, shall be chosen annually by the Board of Directors, and each shall hold office until he or she shall resign or shall be removed or otherwise be disqualified to serve, and a successor shall be elected and qualified.

Section 3. **Subordinate Officers, Etc.** The Board of Directors may appoint such other Officers as the business of the corporation may require, each of whom shall hold office for the period, have the authority and perform the duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

Section 4. **Removal and Resignation of Officers.** Subject to the rights, if any, of an Officer under any contract of employment, any Officer may be removed, either with or

without cause, by the Board of Directors, at any regular or special meeting of the Board, or except in case of an Officer chosen by the Board of Directors, by an Officer upon whom such power of removal may be conferred by the Board of Directors.

Any Officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation shall be without prejudice in regard to any rights that may pertain to an Officer who is a party to any contract.

Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to that office.

Section 6. Chairman of the Board. The Chairman of the Board, if such an Officer is elected, shall, if present, preside at the meetings of the Board of Directors and exercise and perform the other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in **Section 7** of this **Article III**.

Section 7. President. Subject to the supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an Officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and Officers of the corporation. He or she shall preside at all meetings of the Shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The President shall be ex officio a member of all the standing committees, including the Executive Committee, if any , and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

Section 8. Vice-President. In the absence of disability of the President, the Vice-Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice- President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the

restrictions upon, the President. The Vice-Presidents shall have the other powers and perform the other duties as from time to time may be prescribed for them respectively by the Board of Directors or by the Bylaws.

Section 9. Secretary. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present or represented at Shareholders' meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register, showing the names of the Shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued; and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders and of the Board of Directors required by the Bylaws or by law to be given. He or she shall keep the seal of the corporation in safe custody, and shall have the other powers and perform the other duties as may be prescribed by the Board of Directors or by the Bylaws.

Section 10. Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus), and shares. The books of account shall at reasonable times be open to inspection by any Director.

This Office shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his or her transactions and of the financial condition of the corporation, and shall have the other powers and perform the other duties as may be prescribed by the Board of Directors or the Bylaws.

Section 11. Salaries. The Board of Directors shall fix the salaries of the Chairman of

the Board and President and may fix the salaries of other employees of the corporation including the other Officers. If the Board does not fix the salaries of the other Officers, the President shall fix the salaries.

ARTICLE IV

SHAREHOLDERS' MEETINGS

Section 1. Place of Meetings. All meetings of the Shareholders shall be held at the principle executive office of the corporation unless some other appropriate and convenient location is designated for that purpose from time to time by the Board of Directors or the President of the corporation.

Section 2. Annual Meetings. The annual meetings of the Shareholders shall be held, each year, at the time and on the day following:

Time of Meeting:	9:30 a.m.
Date of Meeting:	December 3

If this day shall be a legal holiday, the meeting shall be held on the next succeeding business day, at the same hour. At the annual meeting, the Shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may be properly brought before the meeting.

Section 3. Special Meetings. Special meetings of the Shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, a Vice-President, the Secretary, or by one or more Shareholders holding not less than one-tenth (1/10) of the voting power of the corporation. Except as next provided, notice shall be given as for the annual meeting.

Upon receipt of written request addressed to the Chairman, President, Vice-President, or Secretary, mailed or delivered personally to such Officer by any person (other than the Board) entitled to call a special meeting of the Shareholders, the Officer shall cause notice to be given, to the Shareholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the persons calling the meeting may give

notice thereof in the manner provided by these Bylaws or apply to the Superior Court as provided under California Corporation Code Section 305(2).

Section 4. Notice of Meetings - Reports. Notice of meetings, annual or special, shall be given in writing not less than ten (10) or more than sixty (60) days before the date of the meeting to Shareholders entitled to vote thereat. The notice shall be given by the Secretary or the Assistant Secretary, or if there is no such Officer, or in the case of his or her neglect or refusal, by any Director or Shareholder.

The notices or any reports shall be given personally or by mail or by other means of written communication as provided in California Corporation Code Section 601 and shall be sent to the Shareholder's address appearing on the books of the corporation, or supplied by him or her to the corporation for the purpose of notice, and in the absence thereof, as provided under California Corporation Code Section 601.

Notices of any meeting of Shareholders shall specify the place, the day and the hour of meeting, and (1) in case of a special meeting, the general nature of the business to be transacted and no other business may be transacted, or (2) in the case of an annual meeting, those matters that the Board, at the date of mailing, intends to present for action by the Shareholders. At any meetings where Directors are to be elected, notice shall include the names of the nominees, if any, intended at the date of notice to be presented by management for election.

If a Shareholder supplies no address, notice shall be deemed to have been given if mailed to the place where the principal executive office of the corporation, in California, is situated, or published at least once in some newspaper of general circulation in the County of the corporation's principal office.

Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication. The Officer giving the notice or report shall prepare and file an affidavit or declaration thereof.

When a meeting is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It is not necessary, however, to give any notice of adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

Section 5. Waiver of Notice or Consent by Absent Shareholders. The transaction of any meeting of Shareholders called and noticed shall be valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Shareholders is entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made part of the meeting's minutes. Attendance shall constitute a waiver of notice, unless objection shall be made as provided under California Corporation Code Section 601(e).

Section 6. Shareholders Acting Without a Meeting - Directors. Any action that may be taken at a meeting of the Shareholders may be taken without a meeting or notice of meeting if authorized by a writing signed by all of the Shareholders entitled to vote at a meeting for such purpose, and filed with the Secretary of the corporation; provided further, that while ordinarily Directors can only be elected by unanimous written consent under California Corporation Code Section 603(d)(if the Directors fail to fill a vacancy), then a Director to fill that vacancy may be elected by the written consent of persons holding a majority of shares entitled to vote for the election of Directors.

Section 7. Other Actions Without a Meeting. Unless otherwise provided in the General Corporations Law or the Articles, any action that may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice. For this to occur, there must be a consent in writing, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Unless the consents of all Shareholders entitled to vote have been solicited in writing,

(1) Notice of any Shareholder approval pursuant to California Corporation Code Sections 310, 317, 1201 or 2007 without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by the approval, and

(2) Prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting by less than

unanimous written consent, to each of those Shareholders entitled to vote who have not consented in writing.

Any Shareholder giving a written consent, or the Shareholder's proxy holders, or a transferee of the shares of a personal representative of the Shareholder or their respective proxy holders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. The revocation is effective upon its receipt by the Secretary of the corporation.

Section 8. Quorum. The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, the majority shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At the adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted that might have been transacted at a meeting as originally notified.

If a quorum is initially present, the Shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken is approved by a majority of the Shareholders required to initially constitute a quorum.

Section 9. Voting. Only persons in whose names shares entitled to vote stand on the corporation's stock records on the day of any meeting of Shareholders, unless some other day be fixed by the Board of Directors for the determination of Shareholders of record, and then on such other day, entitled to vote at the meeting.

Provided the candidate's name has been placed in nomination prior to the voting and one or more Shareholder has given notice at the meeting prior to the voting of the Shareholder's intent to cumulate the Shareholder's votes, every Shareholder entitled to vote at any election for Directors of any corporation for profit equal to the number of Directors to be elected multiplied by the number of votes to which his or her shares are entitled, or distribute his or her votes on the same principal among as many candidates as he or she

thinks fit.

The candidates receiving the highest number of votes up to the number of Directors to be elected are elected.

The Board of Directors may fix a time in the future not exceeding sixty (60) days preceding the date of any meeting of Shareholders or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at the meeting, or to receive the dividends, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any share on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfer of shares during the whole or any part of the period.

Section 10. Proxies. Every Shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of California Corporation Code Sections 604 and 705 and filed with the Secretary of the corporation.

Section 11. Organization. The President, or in the absence of the President, any Vice-President, shall call the meeting of the Shareholders to order, and shall act as chairman of the meeting. In the absence of the President and all of the Vice-Presidents, the Shareholders shall appoint a chairman for the meeting. The Secretary of the corporation shall act as Secretary of all meetings of the Shareholders but, in the absence of the Secretary at any meeting of the Shareholders, the presiding Officer may appoint any person to act as Secretary of the meeting.

Section 12. Inspectors of Election. In advance of any meeting of Shareholders the Board of Directors may, if they so elect, appoint inspectors of election to act at the meeting or any adjournment thereof. If inspectors of election are not so appointed, or if any person so appointed fails to appear or refuses to act, the chairman of any such meeting may, and on the request of any Shareholder of his or her proxy shall, make the appointment at the meeting in which case the number of inspectors shall be either one (1) or three (3) as determined by a majority of the Shareholders represented at the meeting.

Section 13. Shareholders' Agreements. Any Shareholder agreements must comply with the following:

(A) **Shareholders' Agreements in General.** Notwithstanding the above provisions, in the event this corporation elects to become a close corporation, an agreement between two (2) or more Shareholders thereof, in writing and signed by the parties thereof, may provide that in exercising any voting rights the shares held by them shall be voted as provided therein or under California Corporation Code Section 706, and may otherwise modify these provisions as to Shareholders' meetings and actions.

(B) **Effect of Shareholders' Agreements.** Any Shareholders' Agreement authorized by California Corporation Code Section 300(b) shall only be effective to modify the terms of these Bylaws if this corporation elects to become a close corporation with appropriate filing of or amendment to its Articles as required by California Corporation Code Section 202 and shall terminate when this corporation ceases to be a close corporation. The agreement cannot waive or alter California Corporation Code Sections 158 (defining close corporations), 202 (Requirements of Articles of Incorporation), 500 and 501 (Relative to Distributions), 1110 (Merger), 1201(e) (Reorganization) or Chapters 15 (Records and Reports), 16 (Rights of Inspection), 18 (Involuntary Dissolution) or 22 (Crimes and Penalties). Any other provisions of the California Corporation Code or these Bylaws may be altered or waived thereby, but to the extent they are not so altered or waived, these Bylaws shall be applicable.

ARTICLE V

CERTIFICATES AND TRANSFER OF SHARES

Section 1. Certificates for Shares. Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; a statement of liens or restrictions upon transfer of voting, if any; if the shares be assessable or, if assessments are collectable by personal action, a plain statement of such

facts.

All certificates shall be signed in the name of the corporation by the Chairman of the Board or Vice-Chairman of the Board or the President or Vice-President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary of any Assistant Secretary, certifying the number of shares and the class of series of shares owned by the Shareholder.

Any and all of the signatures on the certificate may be facsimile. In case any Officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that Officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an Officer, transfer agent, or registrar at the date of issue.

Section 2. Transfer on the Books. Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. Lost or Destroyed Certificates. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall, if the Directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by the certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

Section 4. Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5. Closing Stock Transfer Books - Record Date. In order that the corporation may determine the Shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action.

If no record date is fixed, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at a close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the day of such other action, whichever is later.

Section 6. Legend Condition. In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring the shares shall make sure the legend appears on the certificate and shall not be allowed to transfer any shares free of the legend unless an amendment to the permit or a new permit be first issued so authorizing the deletion.

Section 7. Close Corporation Certificates. All certificates representing shares of this corporation, in the event it shall elect to become a close corporation shall contain the legend required by California Corporation Code Section 418(c).

Section 8. Provision Restricting Transfer of Shares. Before there can be a valid sale or transfer of any of the shares of this corporation by the holders thereof, the holder of the shares to be sold or transferred shall first give notice in writing to the Secretary of this corporation of his or her intention to sell or transfer the shares. The notice shall specify the number of shares to be sold or transferred, the price per share and the terms upon which the holder intends to make the sale or transfer. The Secretary shall within five (5) days thereafter mail or deliver a copy of the notice to each of the other Shareholders of record of this corporation. The notice may be delivered to the Shareholders personally or may be mailed to the last known address of the Shareholders, as listed on the books of this corporation. Within fifteen (15) days after the mailing or delivery of the notices to the Shareholders, any Shareholder or Shareholders desiring to acquire any part or all of the shares referred to in the notice shall deliver by mail or otherwise to the Secretary of this corporation a written offer or offers to purchase a specified number or numbers of the shares at the price upon the terms stated in the notice.

If the total number of shares specified in the offers exceed the number of shares referred to in the notice, each offering Shareholder shall be entitled to purchase such proportion of the shares referred to in the notice to the Secretary, as the number of shares of this corporation, which he or she holds, bears to the total number of shares held by all Shareholders desiring to purchase the shares referred to in the notice to the Secretary.

If all of the shares referred to in the notice to the Secretary are not disposed of under the apportionment, each Shareholder desiring to purchase shares in a number in excess of his or her proportionate share, as provided above, shall be entitled to purchase such proportion of those shares that remain undisposed, as the total number of shares held by all of the Shareholders desiring to purchase shares in excess of those to which they are entitled under the apportionment.

The aforesaid right to purchase the shares referred to in the aforesaid notice to the Secretary shall apply only if all of the shares referred to in the notice are purchased. Unless all of the shares referred to in the notice to the Secretary are purchase, as aforesaid, in accordance with offers made within the fifteen (15) days, the Shareholder desiring to sell or transfer may dispose of all shares of stock referred to in the notice to the Secretary to any person or persons whomsoever; provided however, that he or she shall not sell or transfer the shares at a lower price or on the terms more favorable to the purchaser or transferee than those specified in the notice to the Secretary.

Any sale or transfer, purported sale or transfer, of the shares of the corporation shall be null and void unless the terms, conditions, and provisions of this Section are strictly observed and followed.

Section 9. <u>Pledged or Hypothecated Shares.</u> Any Shareholder desiring to borrow money on or hypothecate any or all of the shares of stock held by the Shareholder shall first mail notice in writing to the Secretary of this corporation of his or her intention to do so. The notice shall specify the number of shares to be pledged or hypothecated, the amount to be borrowed per share, the terms, rate of interest, and other provisions upon which each Shareholder intends to make the loan or hypothecation. The Secretary shall, within five (5) days thereafter, mail or deliver a copy of the notice to each of the other Shareholders of record of this corporation. The notice may be delivered to the Shareholders personally, or may be mailed to the last known addresses of the Shareholders as reflected on the books of this corporation. Within fifteen (15) days after the mailing or delivering of the notice to the

Shareholders, any Shareholder or Shareholders desiring to lend any part or all of the amount sought to be borrowed, as set forth in the notice, at the terms therein specified, shall deliver by mail, or otherwise, to the Secretary a written offer or offers to lend a certain amount of money for the term, at the rate of interest, and upon the other provisions specified in the notice.

If the total amount of money subscribed in the offers exceeds the amount sought to be borrowed (specified in the notice), each offering Shareholder shall be entitled to lend such portion of the amount sought to be borrowed (as set forth in the notice) as the number of shares held be all Shareholders desiring to lend all or part of the amount specified in the notice.

If the entire amount of monies sought to be borrowed, as specified in the notice, is not subscribed as set forth in the preceding paragraphs, each Shareholder desiring to lend an amount in excess of his or her proportionate share, as specified in the preceding paragraph, shall be entitled to lend such portion of the subscribed amount as the total number of shares that he or she holds bears to the total number of shares held by all of the Shareholders desiring to lend an amount in excess of that to which they are entitled under the apportionment. If there be but one Shareholder so desiring to lend, the Shareholder shall be entitled to lend up to the full amount sought to be borrowed.

If none, or only a part of the amount sought to be borrowed, as specified in the notice, is subscribed as aforesaid, in accordance with offers made within the fifteen (15) day period, the Shareholder desiring to borrow may borrow from any person or persons he or she may so desire as to any or all shares of stock held by him or her which have not been covered by lending Shareholders; provided however, that the Shareholders shall not borrow any lesser amount, or any amount on terms less favorable to the borrower, than those specified in the notice to the Secretary.

Any pledge or hypothecation, or other purported transfer as security for a loan of the shares of this corporation, shall be null and void unless the terms, conditions, and provisions of these Bylaws are strictly observed and followed.

ARTICLE VI

RECORDS - REPORTS - INSPECTION

Section 1. Records. The corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books, and records. The accounts shall be kept at the corporation's principal executive office in the State of California, as fixed by the Board of Directors from time to time.

Section 2. Inspection of Books and Records. All books and records provided for in California Corporation Code Section 1500 shall be open to inspection of the Directors and Shareholders from time to time and in the manner provided in California Corporation Code Sections 1600 - 1602.

Section 3. Certification and Inspection of Bylaws. The original or a copy of these Bylaws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the corporation's principal executive office and shall be open to inspection by the Shareholders of the corporation at all reasonable times during office hours, as provided in California Corporation Code Section 213.

Section 4. Checks, Drafts, etc. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation shall be signed or endorsed by the person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5. Contracts, etc. -- How Executed. The Board of Directors, except as in the Bylaws otherwise provided, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. The authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no Officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount, except as provided in California Corporation Code Section 313.

ARTICLE VII

ANNUAL REPORTS

Section 1. Report to Shareholders, Due Date. The Board of Directors shall cause an annual report to be sent to the Shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year adopted by the corporation. This report shall be sent at least fifteen (15) days before the annual meeting of Shareholders to be held during

the next fiscal year and in the manner specified in **Section 4** of **Article IV** of these Bylaws for giving notice to the corporation's Shareholders. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report of independent accountants or, if there is no such report, the certificate of an authorized Officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

Section 2. **<u>Waiver.</u>** The annual report to Shareholders referred to in California Corporation Code Section 1501 is expressly dispensed with so long as this corporation shall have less than one hundred (100) Shareholders. However, nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or periodic reports to the Shareholders of the corporation as they consider appropriate.

ARTICLE VIII

AMENDMENTS TO BYLAWS

Section 1. **<u>Amendment by Shareholders.</u>** New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided however, that if the corporation's Articles of Incorporation set forth the number of authorized Directors of the corporation, the authorized number of Directors may be changed only by an amendment of the Articles of Incorporation.

Section 2. **<u>Powers of Directors.</u>** Subject to the right of the Shareholders to adopt, amend or repeal Bylaws, as provided in **Section 1** of this **Article VIII**, and the limitations of California Corporation Code Sections 204(a)(5) and 212, the Board of Directors may adopt, amend or repeal any of these Bylaws other than a Bylaw or amendment thereof changing the authorized number of Directors.

Section 3. **<u>Record of Amendments.</u>** Whenever an amendment or new Bylaw is adopted, it shall be copied in the book of Bylaws with the original Bylaws, in the appropriate place. If any Bylaw is repealed, the fact or repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in the book.

ARTICLE IX

CORPORATE SEAL

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation, and the word "California".

ARTICLE X

MISCELLANEOUS

Section 1. References to California Corporation Code Sections. "Section" references herein refer to the equivalent Sections of the California General Corporation Law effective January 1, 1977, as amended.

Section 2. Representation of Shares in Other Corporations. Shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the Chairman of the Board, the President or any Vice-President, the Secretary or an Assistant Secretary.

Section 3. Subsidiary Corporations. Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined as a corporation, the shares of which possessing more than twenty-five percent (25%) of the total combined voting power of all classes of shares entitled to vote, are owned directly or indirectly through one (1) or more subsidiaries.

Section 4. Indemnification and Liability. The liability of the corporation's directors for monetary damages shall be eliminated to the fullest extent possible under California law.

The corporation is authorized to provide indemnification of agents (as defined in California Corporation Code Section 317) for breach of duty to the corporation and Shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by California Corporation Code Section 317, subject to the limits on the excess indemnification set forth in California Corporation

Code Section 204.

Section 5. Accounting Year. The accounting year of the corporation shall be fixed by resolution of the Board of Directors.

CERTIFICATE BY CHIEF EXECUTIVE OFFICER AND PRESIDENT

WE DO HEREBY CERTIFY AS FOLLOWS:

That we are respectively the duly elected, qualified and acting Chief Executive Officer and President of the above-named corporation, that the foregoing Bylaws were adopted as the Bylaws of the corporation on the date set forth above by the person appointed in the Articles of Incorporation to act as the Incorporator of the corporation.

IN WITNESS WHEREOF, we have hereunto set our hands and affixed the corporate seal this 1ST DAY OF FEBRUARY, 2009

ROBERT W. KIPPER, Chief Executive Officer

DENNIS CULLEN: PRESIDENT